Exhibit 10.6

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

THIRD AMENDMENT TO THE CONTENT LICENSE AGREEMENT BETWEEN TELEWORLD, INC.,
AND TRIBUNE MEDIA SERVICES, INC.

This amendment, dated May 1, 2000, amends the Tribune Media Services TV Listings Agreement between Tribune Media Services, Inc., (“TMS”) and Teleworld, Inc., (“Publisher”) dated June 1, 1998, its amendment dated November 10, 1998, and its amendment dated January 1, 2000. The same terms of the referenced agreement and its amendment will apply to the following added services and fees:

ADDED SERVICES

1.	TV Schedules, [*]
(see “Data Specification: [*]”)

2.	Channel Lineups, [*], [*]
(see “Data Specification: Channel Lineups, [*], [*]”)

ADDED FEES
On a [*] basis, within Publisher’s fiscal year, Publisher shall pay TMS as follows:

1.	TV Schedules, [*]
$[*] per [*] per [*] for each [*] provided.

2.	Channel Lineups, [*], [*]
$[*] per [*] per [*] for each [*] provided.

Accepted by: Teleworld, Inc.	Accepted by: Tribune Media Services, Inc

/s/ ROBERT VALLONE	/s/ BARBARA S. NEEDLEMAN
(Signature of Publisher)	(Signature of Tribune Media Services, Inc., Officer)

TiVo Inc. [sic]	Barbara S. Needleman
(Publisher)	(Tribune Media Services, Inc., Officer)

VP Operations	Vice President
(Title)	(Title)

5/15/00	5/24/00
(Date)	(Date)

[*]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission.
Confidential treatment has been requested with respect to the omitted portions.